Exhibit 10.4.1

PAKISTAN                                                                 100 RS.

                               [GRAPHIC OMITTED]

                         No: - PSP/TECH-069/VoIP/Fusion

                                   AGREEMENT

                                    BETWEEN

                   PAKISTAN TELECOMMUNICATION COMPANY LIMITED

                                       AND

                M/s FUSION TELECOMMUNICATIONS INTERNATIONAL, INC

                                       FOR

                               THE TERMINATION OF

                ADDITIONAL INTERNATIONAL INCOMING VOICE TRAFFIC

                                FROM USA & EUROPE

                TO PAKISTAN THROUGH VOICE OVER INTERNET PROTOCOL

                                     (VoIP)

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                                TABLE OF CONTENTS

1.             DEFINITIONS                                                     3
2.             THE AGREEMENT DOCUMENTS                                         5
3.             ENTIRE AGREEMENT                                                5
4.             DURATION OF AGREEMENT                                           5
5.             SERVICE COMMENCEMENT DATE                                       5
6.             OBLIGATION OF THE CONTRACTOR                                    5
7.             APPROVAL OF EQUIPMENT                                           7
8.             ACCESS TO THE VoIP PLATFORM                                     7
9.             TECHNICAL ARRANGEMENTS WITH PTCL NETWORK                        7
10.            REPORTING OBLIGATIONS OF CONTRACTOR                             7
11.            BILLING & PAYMENT                                               8
12.            CHARGES AND DEPOSITS                                            9
13.            PROGRAMME OF COMMITMENTS (MILESTONE)                           10
14.            CURRENCY OF PAYMENT                                            10
15.            SUBCONTRACTORS                                                 10
16.            REVIEW                                                         10
17.            FORCE MAJEURE                                                  11
18.            TERNS NATION                                                   12
19.            OBLIGATION AT TERMINATION                                      14
20.            CONTRACTOR TO COMPLY WITH APPLICABLE LAW                       14
21.            FAIRNESS AND GOOD FAITH                                        14
22.            SETTLEMENT OF DISPUTES & ARBITRATION                           15
23.            CONFIDENTIALITY                                                1S
24.            INDEMNITIES                                                    16
25.            AFFIRMATION                                                    16
26.            APPLICABLE LAWS                                                16
27.            RULES OF CONSTRUCTION                                          16
28.            NOTICES                                                        17
29             ADDITIONAL                                                     17

SCHEDULES

Schedule - I   IP Telephony Solutions Analysis                                20
Schedule - II  Platform Connectivity Topology Diagram                         24
Schedule - III Accounting and Method of Settlement                            25
Schedule - IV  List of Incumbent Carriers in USA & Europe                     26
Schedule - V   Programme of Commitments (Milestone)                           27


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                                   AGREEMENT

This Agreement is made in duplicate and is executed at Islamabad on this 1st Day of September 2004.

                                    Between

Pakistan Telecommunication Company Ltd., a public limited company incorporated under the Companies Ordinance 1984, with its registered office at PTCL headquarters, G-8/4, Islamabad (hereinafter referred to as "PTCL" which expression shall, where the context so permits, be deemed to mean and include its successors-in-interest and assigns), through its duly authorised representative, OF THE ONE PART

                                      And

M/s Fusion Telecommunications International, Inc., a Delaware USA corporation with its registered office at 420 Lexington Avenue, Suite 518, New York, New York 10170,USA (hereinafter referred to as the "Contractor" which expression shall, where the context so permits, be deemed to mean and include its successor-in-interest and assigns), through its duly authorised representative, OF THE OTHER PART

WHEREAS  PTCL  is  a  Telecommunication   carrier  duly  authorised  to  provide
telecommunication services in Pakistan under the license granted by PTA and Pakistan Telecommunication (Re-Organization Act, 1996 and PTCL is not barred from executing and performing this Agreement under the license.;

AND WHEREAS PTCL proposed on non-exclusive basis to arrange for the termination of additional incoming international Traffic, focusing on channellising illegal traffic, from non-Incumbent Carriers through Voice over IP (VoIP) from USA & Europe into Pakistan;

WHEREAS the contractor, in pursuance of an Agreement No PSP/TECH-069VoIP/Fusion dated May 20, 2002 signed with PTCL, procured and install entirely at its own cost and expense for and or behalf of PTCL appropriate equipment and facilities as per specifications mentioned in respective Clauses of that Agreement at premises and at points controlled by PTCL to terminate the VoIP traffic in Pakistan through VoIP gateway at Rawalpindi to be connected with PTCL's respective gateway/DTE exchange from the USA & Europe.

AND WHEREAS the Contractor has agreed with PTCL that the VoIP Platform installed at Rawalpindi by the Contractor shall be owned and operated by PTCL;

AND WHEREAS, the said Agreement has expired and both the parties are willing to extend the Agreement on the term and conditions hereinafter mentioned;

NOW THEREFORE in consideration  of the mutual covenants  hereinafter set out and
for  good  and  valuable   consideration,   the  adequacy  of  which  is  hereby
acknowledged, the Parties have agreed as under:

1.    DEFINITIONS

      Unless the context otherwise requires, the following terms, wherever used in this Agreement, shall have the following meanings:

      (a) "Act" means the Pakistan Telecommunication (Re-organisation) Act, 1996 (Act No. XVII of 1996).

      (b) "Applicable Law" means the law of Pakistan including any instruments having the force of law in Pakistan;


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      (c)   "Agreement"  means this  Agreement  between PTCL and the  Contractor along with the other documents forming part of this Agreement as described in Clause 2 hereof;

      (d)   "Telephone Service" means "telephone service" as defined in the Act;

      (e) "VoIP" or "Voice over IP" means the transmission of voice sent over the packet switched data communication protocol set of TCP/IP;

      (f) "Customer" means a person in the USA and/or Europe who makes a call or fax to Pakistan and such call or fax is routed through the VoIP Platform in accordance with this Agreement;

      (g) "License" means the license issued by PTA to PTCL and any amendments thereto;

      (h) "Party" means PTCL, or the Contractor, as the case may be, and "Parties" means both of them;

      (i) "VoIP Platform" means the equipment, hardware/ software installed at PTCL premises at Rawalpindi and connected at the level of gateway/DTE exchange by the Contractor for and on behalf of PTCL to enable international incoming calls to be terminated on any fixed line or mobile subscribers, through PTCL Network, anywhere in Pakistan (using VoIP technology);

      (j) "US Settlement Rate" means 50% of Total Accounting Rate (TAR), in US cents per minute, agreed between Incumbent Carriers and PTCL for termination of international traffic in Pakistan;

      (k) "PTA" means the Pakistan Telecommunication Authority established under the Act;

      (l) "Services" means the work to be performed by and the services to be undertaken by the Contractor pursuant to this Agreement;

      (m)   "Effective Date" means the date of signing of both the parties.

      (n) "Legal Traffic" means total incoming international voice/fax traffic passing through PTCL's or any other LDIs Licensed Operator's international gateway exchanges and terminated on any type of telephone subscribers through PTCL or any other LDIs Licensed Operator's network of gateway and local exchanges;

      (o) "Illegal Traffic" means international incoming voice/fax traffic using VoIP or any other technology terminating on any type of telephony network, bypassing PTCL's or any other LDIs Licensed Operator's international gateway exchanges through various means including leaky PABX (excluding VoIP traffic under this Agreement) and/or any other bypass mechanism using VoIP or any other technology;

      (p) "Day" means a Day on which banks are open for business in USA and/or Pakistan, as may be relevant. This definition relates only to payment obligations under this Agreement.

      (q) "Terminated Minutes," means the total incoming international voice/fax traffic terminated at PTCL's gateway exchange at Rawalpindi routed through the VoIP Platform. For avoidance of doubt, Terminated Minutes shall not include incoming international voice/fax traffic, the duration of which is less than 6 (six) seconds;

      (r)   "TAR" means Total Accounting Rate

      (s) "Incumbent Carriers" means such foreign carriers of USA & Europe with whom PTCL has bilateral agreements or arrangements for direct international traffic as listed in Schedule IV;

      (t) "Designated Account" means the bank account to be notified by PTCL to the Contractor on or before the Service Commencement Date or from time to time thereafter, in which the Contractor shall make payments.


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      (u)   "Statement  of  Qualification  (SoQ)":  means the  statement  in the format specified in the Proposal Form comprising benchmarks and requirements for eligibility of the party to enter into an agreement with PTCL for termination of additional incoming international traffic through VoIP.

      (v) "USA" shall mean and include the United States of America and all other countries bearing Country Code,"+1"

      (w)   "CDR" shall mean Call Data Record.

      (x)   "IPLC" shall mean International Private Leased Circuit.

      Other terms not defined in this Section will have the same meaning as defined in the Act and, if not defined in the Act, as generally understood in the telecommunication industry.

2.    THE AGREEMENT DOCUMENTS

      The following documents form an integral and substantive part of this Agreement and, in the event of any inconsistencies between them; the order of precedence shall (unless expressly stated to the contrary) be as follows:

      (a)   Preamble and Recitals to this Agreement;

      (b)   Main body of this Agreement; and

      (c)   Schedules to this Agreement.

      (d)   Statement of Qualification

      (e)   Minutes of Meeting dated September 20, 2004

      (f)   Proposal of Contract

      (g)   Correspondence between PTCL & Contractor

3.    ENTIRE AGREEMENT

      This Agreement and the Agreement Documents aforementioned constitute the entire agreement with respect to the subject matter hereof and hereby cancels and supersedes any and/ or all previous or contemporaneous agreements, representations or understandings, whether oral or written between the Parties pertaining to the subject matter hereof. This
      Agreement shall not be modified or amended except by an agreement in writing signed by the Parties.

4.    DURATION OF AGREEMENT

      This Agreement shall come into effect on the Effective Date for the period of one (1) year and same is renewable with mutual consent on the terms and conditions agreed between the parties.

5.    SERVICE COMMENCEMENT

      The Contractor undertakes and agrees that the VoIP Platform shall be fully functional so as to enable Customers to make international calls to Pakistan using VoIP technology through the VoIP Platform in the manner and on the terms contemplated by this Agreement.

6.    OBLIGATIONS OF THE CONTRACTOR

      6.1   The Services

            (a) In case of upgradation/modification of the VoIP Platform the Contractor agrees to procure, install, test and commission at entirely its own cost and expense the equipment approved by PTCL in the VoIP Platform Rawalpindi in PTCL premises as may be mutually agreed by the Parties in writing. After testing and commissioning in to service the additional equipment, shall also be handed over to PTCL at no cost. For avoidance of doubt it is clarified that after the equipment is handed over to PTCL, the Contractor shall not under any circumstances or for any reason claim return of the equipment, its cost, damages etc, if the Agreement expires or is earlier terminated under the terms hereof.


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7.    APPROVAL OF EQUIPMENT

      In case of upgradation/modification of the VoIP Platform PTCL will not unreasonably delay processing of a request for approval of the equipment to be used in the VoIP Platform from the Contractor. PTCL shall not unreasonably withhold approval of such equipment for use in the Services and will inform the Contractor of the reasons for not approving any such equipment. Any approval provided by PTCL shall not in any way impact on or derogate from the obligation on the Contractor to obtain all approvals required under the laws of Pakistan in respect of the such equipment and the installation there of including any Type Approvals required from the PTA. The Contractor shall submit to PTCL details of the equipment to be used in the VoIP Platform within 7 (seven) Days of the Effective Date. PTCL shall within 7 (seven) Days thereafter approve such equipment or suggest changes therein. In the event PTCL does not communicate its decision as aforesaid, the details of such equipment submitted by the Contractor shall be deemed acceptable.

8.    ACCESS TO THE VOIP PLATFORM

      The number of circuits to be provided by PTCL will be based on the size of the VoIP Platform and the traffic analysis and will be mutually agreed between PTCL and the Contractor. PTCL will provide the Contractor access to the VoIP Platform within 60 (sixty) Days of the request received under the Agreement.

9.    TECHNICAL ARRANGEMENTS WITH PTCL NETWORK

      9.1 PTCL will provide the VoIP Platform, an interconnection at the E1 level on the Rawalpindi gateway exchange/DTE as shown diagrammatically in Schedule-II. No special routing requests from the Contractor will be entertained by PTCL.

      9.2 PTCL and the Contractor will mutually agree to prepare demand analysis for the projected traffic and the consequent sizing of the connectivity requirements of the Contractor for the VoIP Platform in Rawalpindi. This exercise will be conducted at least once a year but may be conducted earlier or more frequently on mutual agreement. PTCL will fully cooperate with the Contractor in finalizing the connectivity requirement schedule and will not unreasonably delay such an arrangement.

      9.3 PTCL will co-operate with the Contractor and will furnish the Contractor with all relevant information and data concerning PTCL, which PTCL and the Contractor mutually agree as appropriate for determining the compatibility of interfacing its equipment with the PTCL network.

10.   REPORTING OBLIGATIONS OF CONTRACTOR

      10.1 The Contractor shall submit to PTCL CDRs generated in a platform installed in USA and Europe on a fortnightly basis alongwith the details particularly elaborating the total number of CDRs and total number of minutes terminated. CDRs for the fast fortnight of a given month shall be submitted on or before the 21st of such month, and the CDRs for the second fortnight in the given month shall be submitted on or before the 7th of the following month. CDRs submitted as aforesaid will include number of calls and recorded Terminated Minutes on a per originating and destination basis, and shall be in the following format:

--------------------------------------------------------------------------------
Date      A-Tel*      B-Tel     Start Time     End Time     End Date    Duration
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

* Note: Country Code will be a part of A-Tel.


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      10.2  Notwithstanding  the  foregoing,   the  Contractor  shall  be  under
            obligation to provide the CDRs and other details relating to the CDRs for the such period as and when it is required by PTCL for the reconciliation purposes in accordance with the above-mentioned format.

11.   BILLING & PAYMENT

      The Contractor shall:

      i. Keep accurate and systematic accounts and records in respect of revenues generated from sale of VoIP service to Customers in accordance with internationally accepted accounting principles. For avoidance of doubt it is clarified that CDRs will be generated on per second basis, however, will be charged on the basis of cumulative minutes. (e.g. if the total number of cumulative seconds in a billing period is 106,800,261, then the total number of minutes to be billed at the Termination Rate will be 1,780,004 minutes).

      ii(a) Submit CDRs generated in a platform installed in USA/Europe to PTCL under Clause 10 above. Such CDRs will be compared with records created in the PTCL gateway/DTE exchanges. PTCL will generate bills based on figures at PTCL gateway exchanges. However, the CDRs supplied by the Contractor must be in a formal readable by PTCL billing centers. Subject to provisions of sub clause (b) below, in case of any variation between the Contractor's CDRs and the figures generated through CDRs of PTCL gateway exchanges/DTE/VoIP Platform, the PTCL CDRs figures shall (subject to paragraphs (b) and (c) below) be considered as final and conclusive for the purpose of billing under this "Agreement". Amount so determined and billed shall be binding on the Contractor.

      (b) In case of any discrepancy in CDR's reconciliation (where PTCL CDR shows more minutes terminated than the Contractor's CDR) up to 0.75% or less of the relevant CDR, the Contractor shall not make the same a basis for dispute and shall pay the same. However, the contractor will be given due opportunity to highlight any discrepancy in PTCL's CDR for correction and if, such discrepancy is accepted by the PTCL the contractor shall be entitled for the credit. In case, the discrepancy exceeds the afore said figure of 0.75%, the Contractor shall pay the undisputed amount and the parties will resort to mutual negotiations, reconciliation and settlement for the disputed amount.

      (c) If the settlement is not arrived at amicably within four weeks, the dispute may be resolved through the dispute resolution mechanisms provided in this agreement or as may otherwise be agreed between the parties.

      iii. be billed fortnightly for the number of minutes multiplied by the agreed rate which is US$ 0.1458 (US cents fourteen point fifty eight) per minute at present. The bill will be e-mailed and faxed to the Contractor or its designated agent, which shall be the valid document for the purpose of payments. However, for the purposes of record and fulfillment of other contractual requirements, the hard copies of such invoices shall later on be provided to the contractor by the PTCL.

      iv. solely be responsible for the payment within seven days of the confirmed issuance/transmission of the invoice through e-mail and fax. The date and time for the payment shall be calculated from the date of issuance/transmission of such invoices. For avoidance of any doubt it is hereby clarified that only the date of credit of payment into the "Designated Account" shall be considered as payment receipt date.


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      v.    solely be responsible  for the temporary  termination of service for the nonpayment of invoices by the due date. However, such temporary termination shall lead to termination of the Agreement in accordance with Schedule-III of the Agreement.

12.   CHARGES AND DEPOSITS

      12.1  Bank Guarantee for Billing

            12.1.1 The Contractor shall within 15 (fifteen) days of the Effective Date of the "Agreement" provide Unconditional and irrevocable Bank guarantee in the format as provided by PTCL to secure amounts due from the Contractor under this Agreement in respect of calls terminating through use of the VoIP Platform. The Bank guarantee shall be based on the PTCL's billing estimate for 30 (Thirty) Days following the effective Date and the minimum amount of the Bank guarantee shall be based on 7 (Seven) million Terminated Minutes per month per site. In case the Terminated Minutes per month increase above 7 (seven) million. the bank guarantee shall be increased PRO RATA. The bank guarantee will be revised in accordance with the procedure laid down in clause-12 of the "Agreement" and the amount of bank guarantee shall be maintained by the contractor until the termination of the "Agreement" and thereafter till the full and final settlement of its amounts due to PTCL. In the event there are no amounts due to PTCL from the Contractor, the balance of the bank guarantee shall be refunded. No interest, profit or other return shall accrue on the bank guarantee to the Contractor. Whenever traffic exceeds seven million minutes in a calendar month, PTCL will issue the notice to the contactor for enhancing the bank guarantee amount, and the Contractor shall within 7 (seven) Days revise the bank guarantee. In case Contractor fails to revise the bank guarantee, PTCL may at its sole discretion and without prior notice to the Contractor terminate this Agreement without prejudice to any other interest or claim that may have accrued in favour of PTCL or to which PTCL may in the future be entitled to under this Agreement.

      12.2 The Contractor shall make all due payments under this Agreement (as per relevant Clauses/Schedules) in PTCL's Designated account, which will not be subject to any deductions, counter-claims or set-off.

      12.3 PTCL reserves the right at any time to require the Contractor to provide an additional security deposit, or irrevocable standby letter of credit or other form of security acceptable to PTCL, in case of the Contractor's unsatisfactory financial condition, payment history or credit check is or becomes unacceptable to PTCL. In all such cases, the Contractor will be given 15 (fifteen) Days notice to remedy the situation to the satisfaction of PTCL. If the contractor does not agree with the demand of PTCL then either party has the right to terminate the contract effective immediately.

      12.4. MINIMUM TRAFFIC LIMIT

            PTCL will not impose penalty if contractor terminates less than 03 (three) million minutes per month through a VoIP Platform. However, PTCL shall have the right to terminate the Agreement if the Contractor fails to terminate less than 03 (three) million minutes per month for consecutive three months.


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      12.5  DISCOUNTS AND MAXIMUM TRAFFIC LIMITS:

            PTCL shall give discount of 15% upto maximum 07 (M) minutes per month per site a U.S. Settlement rate The maximum traffic limit would be 07 (M)/ per month per site. Exceeding the traffic limits from 07 to 10 million only 10 % discount will be a applied and above 10 million minutes per month no discount shall be applicable.

      12.6  BILATERAL RATES DECLARATION:

            The VoIP rate shall be reviewed on quarterly basis and discount shall be considered in the perspective of prevailing APC rate.

13    PROGRAMME OF COMMITMENTS (MILESTONES)

      13.1 Notwithstanding any thing contained in the Agreement, the commitments for the commencement of service shall be carried out in accordance with the programme of commitments (Milestones) as stipulated in Schedule V.

      13.2 If, after the Date of execution of the Agreement, either party shall have been delayed or impeded by any act or omission of the said party or any circumstances beyond the reasonable control of that party, in that event the subsequent milestones shall be extended by the period of such delay.

      13.3 Notwithstanding any thing contained in the Agreement other than clause 13.2, if the Contractor fails to complete the commitments by the completion Dates in accordance with the Schedule V, the PTCL shall have the right to terminate the Agreement by returning the Bank Guarantee to Contractor and retaining the equipment by PTCL, provided that the delay is more than four weeks.

14.   CURRENCY OF PAYMENT

      All payments by the Contractor under this Agreement except Proposal Security shall be made to the Designated Account in US Dollars.

15.   SUBCONTRACTORS

      15.1 The Contractor shall not engage any subcontractor in Pakistan for the performance of any of the Services without the prior written approval of PTCL including the terms of such engagement. The Contractor shall provide to PTCL such details as PTCL may request. The Contractor may not terminate or amend terms of the approved subcontractor without prior written approval of PTCL.

      15.2  The  appointment  of  any   subcontractor   shall  not  relieve  the
            Contractor from any liability or obligation under this Agreement.

16.   REVIEW

      16.1 Either Party may seek to amend this Agreement by serving on the other a review notice if:

            (a) the License is materially modified (whether by amendment or replacement) to the extent that such modification or replacement directly or indirectly affects the provision of the Services; or


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

            (b) a material change occurs in the law or regulations (including codes of practice whether or not having the force of law) governing telecommunications in Pakistan, or

            (c) a material change (including enforcement action by any regulatory authority) occurs which affects or reasonably could be expected to affect he commercial or technical basis of this Agreement.

      16.2 A review notice shall set out in reasonable details the issues to be discussed between the Parties.

      16.3 On the service of a review notice, the Parties shall forthwith negotiate in good faith, the matters to be resolved with a view to agreeing the relevant amendments to this Agreement.

      16.4 If the Parties fail to reach agreement on the subject matter of a review notice within 3 (three) months from the date of service of such review notice, either Party may at its option after the expiry of the aforementioned 3 (three) month period terminate this Agreement without any further obligation or liability.

      16.5 If either Party is required by applicable law or regulation to modify or discontinue the Services or any part thereof then either Party reserves the right to do so and will notify the other as soon as possible of any such modification which shall forthwith be binding on the Parties and neither will have any further obligation or liability to the other in respect of such modification. However, if these modifications are materially detrimental to the other Party then that other Party can terminate this Agreement without liability by providing one month's notice in writing to the first party.

17.   FORCE MAJEURE

      For the purposes of the Agreement, "Force Majeure" means an event or circumstance which is beyond the reasonable control of a Party, and which makes a Party's performance of its obligations under this Agreement impossible, and includes, but is not limited to, Acts of God, war, riots, civil disorder, earthquake, fire, explosion, storm, flood or other adverse weather conditions, strikes, lookouts or other industrial action.,

      17.1  Force Majeure shall not include:

            17 1.1  an event,  which is caused  by the  negligence  or   willful
                    action of a Party or its subcontractor;

            17 1.2 an event which a diligent Party could reasonably have been expected to;

                        (i) have taken into account as at the Effective Date, or

                        (ii) have avoided or overcome in the course of carrying out its obligations under this Agreement.

      17.2  Force   Majeure  shall  not  include   insufficiency   of  funds  or
            circumstances arising from a failure to make any payment required by this Agreement.

      17.3 The failure of a Party to fulfill any of its obligations under this Agreement shall not be considered to be a breach of, or a default under, this Agreement insofar as the inability arises from an event of Force Majeure, provided that the Party affected by that event has taken reasonable precautions, due care and attempted to put in place reasonable alternative arrangement all with the objective of carrying out the terms of this Agreement without delay.

      17.4  Measures to be Taken

            A party affected by an event of Force Majeure shall take all reasonable measures to remove its inability to fulfill its obligations under this Agreement with a minimum of delay and shall notify the other party in writing of the event concerned as soon as possible, and in any event not later than 7 (seven) Days following the occurrence of the event concerned, and shall similarly give notice of the restoration of normal conditions as soon as possible. The Parties shall take all reasonable measures to minimize the consequences of any event of the Force Majeure.

      17.5. Extension of Time

            Any period, within which a Party must, pursuant to this Agreement, complete any action or task, shall be extended Day-for-Day up to a period equal to the time during which that Party was unable to perform such action as a result of Force Majeure.

      17.6  Consultation

            Not later than 14 (fourteen) Days after a Party has become unable to perform a material portion of the Services as the result of an event of Force Majeure, the Parties shall consult with each other with a view to agreeing on appropriate measures to be taken in the circumstance.

18.   TERMINATION

      18.1 Either Party may terminate this Agreement immediately on written notice if the other:

            (a) commits a material breach of this Agreement, which is capable of remedy, and the Party in breach falls to remedy the breach within a reasonable time of a written notice to do so; or

            (b) commits a material breach of this Agreement which cannot be remedied; or

            (c) is repeatedly in breach of this Agreement and has had prior notice in writing that a further breach of this agreement will result in termination of it; or

            (d) is the subject of a bankruptcy order, or becomes insolvent, or makes any arrangement or composition with or assignment for the benefit of its creditors, or if it goes into either voluntary (other than for reconstruction or amalgamation) or compulsory liquidation, or a receiver or administrator is appointed over its assets or if the equivalent of any such events under the laws of any of the relevant jurisdictions occurs.

      18.2 PTCL may, by not less than 15 (fifteen) Days' written notice to the Contractor (during which period the contractor shall be entitled and permitted to attempt to remedy the breach), terminate this Agreement without prejudice to any rights which may have accrued under this Agreement to either Party prior to such termination, if:

            18.2.1  the VoIP Platform has an adverse impact on PTCL network;

            18.2.2 any subcontractor does or allows anything to be done which in PTCL's reasonable opinion is likely to jeopardize the operation of the PTCL network;

            18.2.3 the Contractor files with PTCL a statement in writing which has a material effect on the rights, obligations or interests of PTCL and which the Contractor knows or should reasonably have known to be false;

            18.2.4 the Contractor is unable as a result of Force Majeure or for any other reason to perform a material portion of the Services for a continuous period of not less than 60 (sixty) Days;

            18.2.5 the Contractor introduces any equipment which has not been approved in advance by PTCL and, where required, by PTA;

            18.2.6 the Contractor introduces or provides any service through the VoIP Platform or otherwise which has not been approved by PTCL;

            18.2.7 the Contractor commits an act which is in violation or which places PTCL in violation of its License or of the Act;

            18.2.8  the Contractor fails to comply with Clause 12.1.

            18.2.9  Notwithstanding   the  foregoing,   this  Agreement  may  be
                    terminated at any time by either Party by giving 90 (ninety) Days written notice to the other Party.

            18.2.10 Without  prejudice to PTCL's general rights to terminate the
                    Agreement, the following INTER ALIA shall constitute a material irremediable breach by the Contractor entitling PTCL to terminate the Agreement forthwith without any further liability:-

                    a. If Contractor fails to keep the Bank Guarantee valid in accordance with clause 12.1.1 of the Agreement.

                    b.  if  Contractor  terminates  less than 3 (three)  million
                        minutes   per  month   through  a  VoIP   Platform   for
                        consecutive 3 (three) months.,

                    c. if Contractor terminates traffic from origins other than Europe and USA through VoIP Platform;

                    d. if more than 25% (twenty five percent) A-telephone numbers in CDRs are not provided;

                    e. if Contractor terminates traffic through any other mechanism (except bilateral gateways) bypassing VoIP Platform installed under this Agreement. In addition to the termination, the Contractor shall also be liable to compensate for the loss caused due to bypassing of PTCL International/VoIP Gateways.

                    f. if the service is terminated for three times in a calendar year (due to non recouping and non revising of the Bank Guarantee),.

                    g. any disclosure contrary to the information, documents and other material provided by the contractor.

                    h. any disclosure contrary to the affirmations given in Clause 24.

19.   OBLIGATLON AT TERMINATION

      19.1 On termination of this Agreement in accordance with its terms; or upon expiration of this Agreement as the case may be all rights and obligations of the Parties shall cease, except:

                  a. rights and obligations that have accrued as of the date of termination or expiration;

                  b. the obligation of confidentiality set forth in this Agreement;

                  c.    any right  which a Party may have  under the  Applicable
                        Law;

                  d.    the  indemnification   obligations  set  forth  in  this
                        Agreement.

      19.2  Upon termination of this Agreement:

                  (a)   the   Contractor   shall   forthwith  pay  to  PTCL  any
                        outstanding amounts, which it is liable to pay under this Agreement,

                  (b) PTCL shall without delay return to Contractor all amounts held by it after the adjustment of payments due to PTCL, if any.

      19.3 Upon termination of this Agreement by notice of either Party to the other pursuant to this Agreement, the Contractor shall, immediately on receipt of notice to that effect, take all necessary steps to bring the Services to a close within 30 (thirty) Days of the receipt of the notice in an orderly manner.

20.   CONTRACTOR TO COMPLY WITH APPLICABLE LAW

      20.1 The Contractor shall pay all the taxes, levies, duties and impositions on the import of equipment which are levied on the
            Contractor within the time period stipulated by the levying authority. The Contractor is solely responsible for all such taxes and duties even if they are imposed or become effective after the Effective Date.

      20.2 The Contractor shall be solely responsible for obtaining any authorization, registration, permit or licenses ("Authorization") as required under the Applicable Law at its own cost for any import/export required to be undertaken for the performance of its obligations under this Agreement. PTCL will provide reasonable assistance to the Contractor in this regard and any delay in clearance of any equipment to be used in the VoIP Platform shall be considered as Force Majeure pursuant to the relevant Clause of this Agreement.

      20.3 The Parties will at all times comply with the Applicable Law. The Parties will use their best efforts to ensure that their respective subcontractors and personnel comply with the Applicable Law.

21.   FAIRNESS AND GOOD FAITH

      21.1 The Parties undertake to act in good faith with respect to each other's rights and obligations under this Agreement and to adopt all reasonable measures to ensure the realization of the objectives of this Agreement.

      21.2 The Parties recognize that it is impractical in this Agreement to provide for every contingency, which may arise during the life of the Agreement, and the Parties agree that it is their intention that this Agreement shall operate fairly as between them, and without detriment to the interest of either of them. If during the term of this Agreement, either Party has evidence to believe that the other is performing its obligations under this Agreement unfairly, then the Parties undertake to use their best efforts to agree on such action as may be necessary to remove the cause or causes of such unfairness.

      21.3 PTCL shall not take any action, discriminatory or arbitrary, which 'materially or adversely affects or is likely to affect the enjoyment of the rights and interests of the Contractor under or pursuant to this Agreement.

      21.4 The parties agree that, save in respect of death, personal injury and any other liabilities that cannot be excluded by law, their aggregate liabilities to each other under or related to this agreement shall not exceed the value of the Bank Guarantee at the date upon which the event giving rise to the liability arose.

22.   SETTLEMENT OF DISPUTES & ARBITRATION

      22.1  The   provisions   contained  in  this  Clause  shall   survive  the
            termination and/or expiration of this Agreement.

      22.2 The Parties shall use their best efforts to settle amicably all disputes arising out of or in connection with this Agreement or its interpretation. Any dispute between the Parties as to matters arising under this Agreement which cannot be settled amicably within 10 (ten) days after receipt by one Party of the other Party's request for amicable settlement may be submitted by either Party to arbitration in accordance with the provisions set out below.

      22.3 In the event of disputes between the Parties arising out of the terms of this Agreement, the same shall be settled by arbitration by 2 (two) arbitrators, 1 (one) each to be appointed by the Parties. The Parties shall appoint such arbitrators within 10 (ten) working days of receipt of the first notice in this behalf by a Party. In case of a disagreement among the arbitrators or if they are unable to resolve the matter within 30 (thirty) days thereafter, the matter will be referred to an umpire nominated by both parties or their arbitrators who shall be a retired judge of the High Court of a Province or the Supreme Court of Pakistan or an internationally reputed Telecom Lawyer. The award given by the arbitrator(s) as aforesaid shall be binding on the Parties,

      22.4 Arbitration proceedings shall be held in Islamabad, Pakistan. The procedure shall be that provided in the Arbitration Act 1940 and all subsequent amendments thereto.

      22.5 In any arbitration proceedings under this Agreement the decision of the arbitrator shall be final and binding and shall be enforceable in any court of competent jurisdiction, and each of the Parties waives any objections to or claims to immunity in respect of the enforcement of the claim.

      22.6 Arbitration shall be precondition to any action by any party under the law.

23.   CONFIDENTIALITY

      23.1 The Contractor shall not, either during the term, or after the expiration of this Agreement, disclose any proprietary or confidential information relating to the Services, this Agreement, or PTCL's business or operations without the prior written consent of PTCL, unless such disclosure is required by law or regulation or such information has entered the public domain other than by a breach of this Agreement. The Contractor agrees that it will use its best efforts to ensure-that its subcontractors and personnel are bound by and comply with the requirement of confidentiality set out in this Clause.

      23.2 PTCL shall not, either during the term, or after the expiration of this Agreement, disclose any proprietary or confidential information relating to the Services, this Agreement, or the Contractor's business or operations without the prior written consent of the Contractor, unless such disclosure is required by law or regulation or such information has entered the public domain other than by a breach of this


                                       l5

            Agreement. PTCL agrees that it will use its best efforts to ensure that its subcontractors and personnel are bound by and comply with the requirement of confidentiality set out in this Clause.

      23.3 Notwithstanding the provisions of the above paragraphs of this Clause, the Parties may require each other to sign a confidentiality Agreement on a case-by-case basis before specific information can be made available.

24.   INDEMNITIES

      The Contractor shall keep PTCL, both during and after the term of this Agreement, fully and effectively indemnified against all losses, claims, damages, liabilities, costs and expenses incurred by or imposed upon PTCL as a consequence of:

            (a)   any  conclusive   claim  made  by  a   subcontractor   of  the
                  Contractor;

            (b) any conclusive claim made by a Customer in respect of the Services.

25.   AFFIRMATION

      The Contractor declares and affirms that;

      a) the Contractor and its shareholders, directors, officers, employees, and agents have not paid or received, nor undertaken to pay or receive, any bribe, pay-off, kick-back or unlawful commission and that the Contractor and its shareholders, directors, officers, employees, and agents have not in any other way or manner paid any sums, whether in Rupees or a foreign currency and whether in Pakistan or abroad, given or offered to give any such gifts and presents in Pakistan or abroad, to any official or employee of the PTCL or any other person to procure this Agreement. The Contractor undertakes not to engage in any of these or similar nets during the term of this Agreement.

      b) Neither the Contractor nor any of its director or executive is Israeli or Indian national. Notwithstanding any thing contained elsewhere in this Agreement PTCL will have the right to terminate the Agreement in the event PTCL has reasons to believe that the Contractor or any of its director or executive is Israeli or Indian national.

26.   APPLICABLE LAWS

      This Agreement shall be governed by the laws of Pakistan.

27.   RULES OF CONSTRUCTION

      27.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement, which import the singular connotation, shall be interpreted as plural, and words, which import the plural connotation, shall be interpreted as singular, as the identity of the Parties or objects referred to may require.

      27.2 Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

      27.3 Except as set forth to the contrary herein, any right or remedy of PTCL or the Contractor shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

      27.4 This Agreement has been fully negotiated between and jointly drafted by the Parties.

      27.5 All actions, activities, consents, approvals and other undertakings of the Parties in this Agreement shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date expressly specified herein, Except as specifically set forth herein, for the purpose of this Clause the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a Contractor's performance is reasonable and timely.

28.   NOTICES

      28.1 Any notice, request or consent required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made when delivered in person to any authorized representative of the Party to whom the communication is addressed, or when sent by registered mail, telex, telegram or facsimile to such Party at the following addresses:

FOR CONTRACTOR:                         FOR PTCL:
Eric D. Ram, EVP-International          i) General Manager (Tele-Housing &
Fusion Telecommunications                  VoIP)
420 Lexington Avenue, Suite 518         Pakistan Telecommunication Company
New York, NY 10170                      Limited, Headquarters, G-8/4, Islamabad,
1.212.972.2000 (Phone)                  PakistanPhone: 92-51-227 2021
1.954.493.8449 (Facsimile               Fax: 92-51-220 1015
ERAM@FUSIONTEL.COM                      E-mail: GMTH@PTCL.COM.PK
valove@fusiontel.com
                                        ii) General Manager international
                                            (Revenue)
                                        Pakistan Telecommunication Company
                                        Limited, Headquarters, G-8/4, Islamabad,
                                        Pakistan Phone: 92-51-2252883
                                        Fax: 92-51-2254291
                                        E-mail: dir@isb.paknet.com.pk

      28.2  A Notice will be deemed to be effective as follows:

            In case of personal delivery or registered mail, on delivery; and in the case of facsimiles, 24 (twenty -four) hours following confirmed transmission, disregarding weekends and national holidays. Facsimile notices shall not require confirmation by hard copies.

      28.3 Party may change its address or fax number for notice under this Agreement by giving the other Party notice pursuant to this Clause.

29    ADDITIONAL TERMS

      29.1 The Contractor undertakes and warrants that in case of upgrading of the VoIP Platform the equipment installed for PTCL will not in any manner damage property of PTCL or in any way interfere with or affect PTCL's existing system or services. The Contractor hereby undertakes to indemnify PTCL for any loss, damage, cost or expense incurred by PTCL (unless caused by erroneously supplied information or the Act or omission of PTCL) as a consequence of a breach by the Contractor of this undertaking and warranty. For the avoidance of doubt, it is understood that commencement of operations under this Agreement on the Effective Date shall be deemed fulfillment of this Clause, and the Contractor shall, following the Effective Date, have no liability under this Clause.

      29.2 The Contractor does not have an exclusive right under this Agreement to terminate traffic through VoIP technology, and PTCL will not be prevented by virtue of this Agreement from engaging any other contractors to provide VoIP services, in Pakistan.

      29.3 VoIP Platform will be installed in PTCL premises to be interconnected to PSTN network at appropriate levels. This Agreement is strictly for traffic brought into PTCL network from USA & Europe through the packet switched data communication protocol of TCP/IP.

      29.4 The Contractor will provide free of cost training to 1 (one) PTCL official in USA or EUROPE and 3 (three) PTCL officials in Pakistan so that they gain expertise and experience in the operation of VoIP Platform. For the purpose of this Clause and all matters connected therewith, the Contractor or its nominees shall be allowed free access to the premises where the VoIP Platform is installed. PTCL also undertakes to provide the Contractor or its nominees due access to the VOIP Platform so that it may, from time to time, to monitor proper functioning or operations of the same including its interconnectivity with VoIP Platforms installed by Contractor in USA and Europe.

      29.5 The quality of service of calls routed through VoIP Platform shall not be less than GSM quality (MOS 3.5 or above) as well as according to service parameters as recommended by ITU.

      29.6 The Contractor shall at its own cost and discretion take appropriate legal action in USA & Europe to stop Illegal Traffic coming into Pakistan there from.

      29.7 The Contractor agrees to cooperate with PTCL in exchange of relevant information for monitoring of the volume and source of any Illegal Traffic and originating points to safeguard interests of both the Parties The Parties agree as to the manner and the mechanism to be adopted (on best effort basis).

      29.8 The Contractor will not enter into any agreement with an Incumbent Carrier for diversion of normal bilateral traffic on to VoIP routes. The Contractor will not procure or re-file legal bilateral traffic of PTCL meaning only gray area traffic will be addressed. A list of the Incumbent Carriers is attached herewith as Schedule-IV. Any change thereof shall be duly communicated to the Contractor.

      29.9 It is mutually agreed and understood that this agreement is being executed on a non-exclusive basis. Nothing contained herein shall curtail, limit or restrict the right of PTCL to enter into similar agreements with other parties. Provided always that none of the other parties shall be offered commercial terms more beneficial than those contained herein.

      29.10 All obligations outside Pakistan whether in respect of the Services or in respect of incoming traffic into the VoIP Platform shall be the sole responsibility of the Contractor. PTCL shall in any way neither be responsible nor shall be considered as providing any Service outside Pakistan as a consequence of this Agreement. The Contractor hereby indemnifies PTCL in respect of any conclusive action against PTCL directly pertaining to this Agreement or the performance of its terms herein where the action relates to a matter, which was the result of any direct or indirect act or omission of the contractor.

      29.11 The Contractor hereby acknowledges and declares that it is an independent Contractor for the performance of Services mentioned herein and no relationship of Agency, Licensee or sub Licensee between PTCL and the Contractor is created by virtue of this Agreement.

      29.12 The Contractor undertakes to make, during the term of this Agreement, complete written disclosure of its existing and future business and agreements executed relating to VoIP services, which directly or indirectly lead to termination of traffic into Pakistan.

      29.13 The PTCL and PTA shall have the right to inspect the VoIP Platforms installed, owned and operated by the Contractor in USA and Europe, which relate to termination of traffic into Pakistan.

      29.14 The Parties recognize that time is of the essence of this Agreement.

IN WITNESS WHEREOF the Parties have caused this Agreement to be signed as of the Day and year first above written.

FOR AND ON BEHALF                             FOR AND ON BEHALF OF
OF THE PTCL                                   THE CONTRACTOR

                                              /s/ Eric D. Ram
-----------------------------                 ----------------------------------
                                              Eric D. Ram, EVP-Int'l


Witnesses                                     Witnesses:

(1)                                           (1) /s/ Randy Sue Valone
-----------------------------                 ----------------------------------
                                              Randy Sue Valone
                                              Sr. Manager Int'l contracts


(2)                                           (2) /s/ Susan E. Casella
-----------------------------                 ----------------------------------


                                                                          [SEAL]

                                                                      SCHEDULE-I

IP TELEPHONY SOLUTIONS ANALYSIS TEMPLATE (shall remain effective unless there is an upgrade or modification)

--------------------------------------------------------------------------------
                                    Hardware
--------------------------------------------------------------------------------
Port Capacity-Analog
--------------------------------------------------------------------------------
Port Capacity-T1/E1
--------------------------------------------------------------------------------
A-law / u - law Compatibility
--------------------------------------------------------------------------------
Call Capacity
--------------------------------------------------------------------------------
PC-Based
--------------------------------------------------------------------------------
Chassis based with embedded processing
--------------------------------------------------------------------------------
Architecture Nomenclature
--------------------------------------------------------------------------------
Signaling
--------------------------------------------------------------------------------
ANSI/Euro (ITU) ISDN/SS7/C7 and ISUP
--------------------------------------------------------------------------------
MFC R1/R2
--------------------------------------------------------------------------------
DTMF support
--------------------------------------------------------------------------------
H.323 Fast Connect
--------------------------------------------------------------------------------
Type of Service
--------------------------------------------------------------------------------
Registered Service-Pre-paid
--------------------------------------------------------------------------------
Registered Service-Post-paid
--------------------------------------------------------------------------------
Real-Time Fax-T.30
--------------------------------------------------------------------------------
T.38 Fax
--------------------------------------------------------------------------------
Data Calls
--------------------------------------------------------------------------------
Dynamic Universal Port (Voice/Fax/Data)
--------------------------------------------------------------------------------
Multiple Calling Cards
--------------------------------------------------------------------------------
ANI Authentication
--------------------------------------------------------------------------------
Single Stage Dialing
--------------------------------------------------------------------------------
Pre-Paid Calling Card
--------------------------------------------------------------------------------
Messaging Services Support
--------------------------------------------------------------------------------
IVR
--------------------------------------------------------------------------------
Language Selection
--------------------------------------------------------------------------------
Trouble Announcement
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IVR Editor
--------------------------------------------------------------------------------
IVR location
--------------------------------------------------------------------------------
Creation/Billing Per port
--------------------------------------------------------------------------------
Redundant Routes
--------------------------------------------------------------------------------
Call Routing-Country / Area Code
--------------------------------------------------------------------------------
Proscribed Number
--------------------------------------------------------------------------------
Call Block Destination Number
--------------------------------------------------------------------------------
Maximum GW/GK Ratio
--------------------------------------------------------------------------------
Existing Numbering Plans
--------------------------------------------------------------------------------
Service Classes & User Groupings
--------------------------------------------------------------------------------
Location of Routing Logic
--------------------------------------------------------------------------------
Call Progress Signals
--------------------------------------------------------------------------------
Ring back, Busy Tone
--------------------------------------------------------------------------------
Timer for Inter Digit, First-digit, No Answer
--------------------------------------------------------------------------------
Maximum latency

      o     End-to-end

      o     Element wise
--------------------------------------------------------------------------------
5. Billing
--------------------------------------------------------------------------------
Authentication (User/Subscriber)
--------------------------------------------------------------------------------
Billing Data Creation per Gateway
--------------------------------------------------------------------------------
Central Billing Data Storage
--------------------------------------------------------------------------------
Retransmit Billing Data During Link Failure
--------------------------------------------------------------------------------
Rating by Country / Area
--------------------------------------------------------------------------------
Automatic Rate Change
--------------------------------------------------------------------------------
Real-Time Billing
--------------------------------------------------------------------------------
No Charge Function for Small Fraction Call
--------------------------------------------------------------------------------
Standard DB for Billing Storage
--------------------------------------------------------------------------------
Multiple Rates / Route
--------------------------------------------------------------------------------
Drop-Off Rates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Billing Increments
--------------------------------------------------------------------------------
Billing based on Units or Money
--------------------------------------------------------------------------------
Holiday Rates
--------------------------------------------------------------------------------
Grace Period
--------------------------------------------------------------------------------
Billing Answer After Egress
--------------------------------------------------------------------------------
Network Management
--------------------------------------------------------------------------------
SNMP [ILLEGIBLE]
--------------------------------------------------------------------------------
Fault Monitoring
--------------------------------------------------------------------------------
Performance Statistics
--------------------------------------------------------------------------------
Command Line Interface
--------------------------------------------------------------------------------
Web-based Management
--------------------------------------------------------------------------------
SS7
--------------------------------------------------------------------------------
Physical Interfaces
--------------------------------------------------------------------------------
Redundant Link
--------------------------------------------------------------------------------
# Point Codes Supported
--------------------------------------------------------------------------------
Signaling Level
--------------------------------------------------------------------------------
Standalone Processor
--------------------------------------------------------------------------------
Embedded Processor
--------------------------------------------------------------------------------
Transport Protocol Suit
--------------------------------------------------------------------------------
H.323
--------------------------------------------------------------------------------
Support for Industry standard H.323 Clients
--------------------------------------------------------------------------------
TCP/IP
--------------------------------------------------------------------------------
UDP
--------------------------------------------------------------------------------
RTP/RTCP
--------------------------------------------------------------------------------
RSVP
--------------------------------------------------------------------------------
SIP
--------------------------------------------------------------------------------
MGCP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      o     Interfacing / Inter-working With IP-Backbone
--------------------------------------------------------------------------------
ATM
--------------------------------------------------------------------------------
Frame Relay
--------------------------------------------------------------------------------
IP
--------------------------------------------------------------------------------
Other
--------------------------------------------------------------------------------
Secure Administration
--------------------------------------------------------------------------------
Secure Voice
--------------------------------------------------------------------------------
APIs
--------------------------------------------------------------------------------
Codecs Supported
--------------------------------------------------------------------------------
Compression Algorithm Scalability
--------------------------------------------------------------------------------
Built-In Inter-connection Capability for Traffic Sharing
--------------------------------------------------------------------------------

                                                                    SCHEDULE-III

                      ACCOUNTING AND METHOD OF SETTLEMENT

a)    Fortnightly traffic account and methods of settlement

      i) Within 2 (two) days from the end of every fortnight to which the account relates, PTCL will prepare a fortnightly accounts settlement statement in a format designed by PTCL in its discretion showing the balances from the fortnightly accounts to which it relates and shall send the same to the Contractor. The contractor shall make payment within seven days of transmission of invoice as provided in clausal-11. In the event of dispute between the Parties and subject to the provisions of clause-11, the Contractor shall still be obliged to make payment by the Due Date in accordance with PTCL's fortnightly accounts settlement statement in the Designated Account.

      ii) In case the Contractor fails to make the payment by the Due Date, then PTCL may at its sole discretion and having provided four days prior notice in writing (during which period contractor may remedy the breach and prevent termination of the Agreement) to the Contractor terminate the Agreement without prejudice to any other interest or claim that may have accrued in favor of PTCL or to which PTCL may in the future be entitled to under the Agreement.

b)    Bank Guarantee Calculation for Thirty (30) Days & Applicability

      The Contractor shall provide Unconditional and irrevocable Bank Guarantee from scheduled banks in Pakistan of an amount of US$ 1,020600 (One million twenty thousand six hundred US$) i.e. the termination price of 7 million minutes (maximum traffic for thirty days) per VoIP Platform @ US$ 0.1458 (US cents fourteen point five eight) per minute within 15 days of the Effective Date in the format provided by PTCL.

c)    CHARGES & CONDITIONS TO TERMINATE INCOMING TRAFFIC IN VOIP PLATFORM

            i) Only traffic from USA/Europe shall be terminated through the VoIP Platform. Contractor hereby agrees to terminate 3 to 7 million minutes per month of VoIP Platform focusing on capturing of Illegal Traffic.

            ii. Termination rate of US$ 0.1458 (US cents fourteen point five eight) per minute will be applicable until revision of US carrier settlement rate (bilateral carrier rate). Subsequent termination rate would be kept up to 15% below the US Carrier Settlement Rate (bilateral carrier rate) and the same shall be automatically revised inline with US Carrier Settlement Rate.

            iii)  The  VoIP  service   shall  be  operated   only  for  incoming
                  international calls from the USA and Europe routed as per network topology agreed between the Parties.

The Contractor will ensure that only identified calling party is given access to VoIP Gateway. The CDR provided to PTCL as per Clause II (ii) must also contain identity of calling party. Up to 25% un-identified calling numbers will be accepted and no further investigation carried out.

                                                                     Schedule-IV

                  List of Incumbent Carriers in USA and Europe

          USA

          -----------------------------------------------------------
          S No.          Country               Carrier
          -----------------------------------------------------------
          1              USA                   Concert
          -----------------------------------------------------------
          2              USA                   MCI World Com
          -----------------------------------------------------------
          3              USA                   Sprint USA
          -----------------------------------------------------------
          4              USA                   IDT
          -----------------------------------------------------------
          5              USA                   Primus
          -----------------------------------------------------------
          6              CANADA                Teleglobe
          -----------------------------------------------------------

          Europe

          -----------------------------------------------------------
          S No.          Country               Carrier
          -----------------------------------------------------------
          1              Austria               Austria-(PTA)
          -----------------------------------------------------------
          2              Belgium               Belgacom
          -----------------------------------------------------------
          3              Cyprus                CTA
          -----------------------------------------------------------
          4              Germany               Deutsche Telecom
          -----------------------------------------------------------
          5              France                France Telecom
          -----------------------------------------------------------
          6              Greece                OTE
          -----------------------------------------------------------
          7              Italy                 Telecom Italia-Sporkle
          -----------------------------------------------------------
          8              Norway                Tele nor
          -----------------------------------------------------------
          9              Spain                 Telephonica
          -----------------------------------------------------------
          10             Netherlands           KPN
          -----------------------------------------------------------
          11             Switzerland           Swiss Com
          -----------------------------------------------------------
          12             United Kingdom        BT(CGNS)
          -----------------------------------------------------------
          13             United Kingdom        C & WC
          -----------------------------------------------------------

                                                                    Schedule - V

                     Programme of commitments (Milestones)

             IMPLEMENTATION SCHEDULE FOR VOIP PROJECT THROUGH IPLC

---------------------------------------------------------------------------------------------------
S.NC      Description of Task                              Action to be           responsibility
                                                           completed by
---------------------------------------------------------------------------------------------------
 1        Signing of the Agreement                         1st Day                PTCL &
                                                                                  Contractor
---------------------------------------------------------------------------------------------------
 2        Submission of list, specification & site         With in 7 Days         Contractor/PTCL
          plan of the equipment in case of                 after receipt of
          upgradation /modification in the VoIP            the request
          Platform
---------------------------------------------------------------------------------------------------
 3        Equipment Approval in case of new                Within 7Days           PTCL
          additional equipment                             after receipt of
                                                           the request
---------------------------------------------------------------------------------------------------
 4        Confirmed provision of the Irrevocable           15th Day from          Contractor
          bank Guarantee                                   Effective Date
---------------------------------------------------------------------------------------------------
 5        Equipment on site (in case of                    Within 14 days         Contractor
          upgradation/modification in the VoIP             after the receipt
          Platform                                         of the request
---------------------------------------------------------------------------------------------------
 6        Equipment installation completed in              Within2l days          Contractor
          case of upgradation/modification in the          after the receipt
          VoIP Platform                                    of the request
---------------------------------------------------------------------------------------------------
 7        Provision of 10 E1s for connectivity             10 number of           PTCL &
          between PTCL Gateway/DTE and                     E1s have already       Contractor
          VoIP Platform, 2MB clear channel via             been provided          (Contractor to
          IPLC                                                                    arrange 1/2 IPLC)
---------------------------------------------------------------------------------------------------
 8        Testing, commissioning and making                Within28 days          Contractor
          over of the additional equipment to              after the receipt
          PTCL                                             of the request
---------------------------------------------------------------------------------------------------
 9        Effective date                                   1st Day of             Contractor/PTCL
                                                           September 2004
---------------------------------------------------------------------------------------------------
 10       Local Training                                   60th Day of the        PTCL, &
                                                           Effective date         Contractor
---------------------------------------------------------------------------------------------------
 11       Foreign Training                                 60th Day of the        Contractor
                                                           Effective date
---------------------------------------------------------------------------------------------------